CSFB 2004 Insurance Seminar
March 24, 2004

Safe Harbor Statement

Cautionary Statement under “Safe Harbor,” Provision of the Private Securities Litigation Act of 1995: This presentation contains various forward-looking statements and includes assumptions concerning our operations, future results and prospects. Statements included herein, as well as statements made by or on our behalf in press releases, written statements or other documents filed with the Securities and Exchange Commission (the “SEC”), or in our communications and discussions with investors and analysts at this conference or in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this presentation should not be considered as a representation by us or any other person that our objectives or plans will be achieved. We caution investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements. For further information regarding cautionary statements and factors affecting future operating results, please refer to PXRE Group’s public filings with the SEC.

Business Overview

Highlights

High quality franchise with longstanding market presence

Growth and profitability in core cat and risk excess business

NPW growth of 46% for 2003

ROE of 23% for 2003

Loss Ratio of 27% for 2003

Overall ROE of 19.2% for 2003

“A” ratings from S&P and A.M. Best

Attractive market fundamentals

Experienced and proven management team

Sound balance sheet, over $720 million of capital

PXRE is highly profitable, focused and growing faster than its competitors

Strategy

Focus on core profitable short-tail segments

Leverage status as leading reinsurer

Maintain strict risk controls

Apply extensive technical analysis to underwriting

Disciplined use of capital across underwriting cycles

A proven strategy generating long-term profits

Experienced Management Team

Underwriters have an average of 22 years of underwriting experience

Interests are aligned with shareholders

		Years of
Officer	Title / Responsibility	Experience

Jeffrey Radke	CEO and President	16

Gerald Radke	Chairman	35

Guy Hengesbaugh	Chief Operating Officer	19

John Daly	EVP, International Operations	27

Peter Kiernan	SVP, North America Operations	15

Andrew Stapleton	SVP, Marine and Aerospace	16

John Modin	EVP, CFO	17

Bruce Byrnes	General Counsel	11

Underwriting Philosophy

Focus on business we know

High severity / low frequency, broad spread of risk

Highly technical underwriting and portfolio analysis: Crucible

Team approach – utilize collective experience of underwriters

All transactions approved through underwriting committee

Gross line underwriters

Maintain strong reputation among clients and brokers

Depth of underwriters allows for superior service

Composition of Business

2003 Net Premiums Written = $278 million

Performance Through the Cycle

Cumulative Cat & Risk Loss Ratio 1987 to Present = 47%

Growth

PXRE outperformed in the face of new competition, dramatically increasing market presence

Increased average line size per program 2002 to 2003: 53%

Increased number of programs led: 35

Initial market impact of new players now concluded

Year over year growth rates in core short-tail business exceeded peers in 2002 and 2003

Profitable growth: 2003 cat and risk excess combined ratio = 54%

PXRE’s client relationships and relatively smaller line sizes enable us to continue to grow

Business Summary

($ in millions)

		Property Catastrophe		Property Retrocession		Specialty Risk		Property Risk Excess

NPW 2003(1)		$134		$86		$40		$25

Market Commentary	•	Large international	•	Data quality improving	•	Marine terms poor	•	Difficult market
		book, strong quoting role	•	Proprietary models required	•	Aviation pricing strong	•	Loss leader for many insurers
	•	North American book growing, quotation role increasing	•	Relationships and experience are critical	•	Capacity shortage insatellites	•	Information often suspect
			•	Largest risk premium	•	Large risk premium	•	Low risk premium
	•	Attractive risk premium	•	Rates flat	•	Rates increasing insatellites; declining (but still attractive), in aviation	•	Rates down
	•	Rates flat to down

(1) Before unallocated ceded excess of loss reinsurance.

Risk Management

Closely monitor and manage risk profile in order to maintain financial strength

Aggregate exposure control system utilizing third party and proprietary information systems

Measure impact of each program on overall portfolio through proprietary Crucible risk management system

Model each and every transaction to determine appropriate risk adjusted pricing

Apply experienced underwriting judgment through team approach

Adjust underwriting commitments to reflect underwriting cycle

Financial Overview

Financial Strategy

Maintain strong claims paying ratings

Conservative investment strategy

Manage capital to support growth

Risk management – interest rate, credit

Operating expense management

Target ROE of 15% over the cycle

Financial Performance

($ in millions)

	Year Ended	Year Ended
	December 31,	December 31,
	2003	2002

Gross Premiums Written	$339	$367
Net Premiums Earned	321	269
Net Premiums Earned – Cat & Risk Excess	254	176
Net Investment Income	27	25
Underwriting Income – Cat & Risk Excess	156	108
Net Income	97	65
Earnings per Share	$4.10	$3.28
Loss Ratio	50%	47%
Expense Ratio	25%	31%

Combined Ratio	75%	78%

Loss Ratio on Cat & Risk Excess	27%	30%

Operating Metrics

Net Income	Return on Equity

Strong Financial Position

($ in millions)

	December 31, 2003	December 31, 2002

Cash and Investments	$1,012	$ 805

Reinsurance Recoverables	162	237

Total Assets	1,360	1,237

Loss and Loss Adjustment Expense Reserves	451	448

Debt	—	—

Trust Preferred Securities	157	94

Mandatory Convertible Preferred	172	159

Total Shareholders’ Equity	565	453

Book Value per Share	$22.24	$20.33

High Quality Investment Portfolio

Diversified Hedge Fund Approach

Mariner Capital - Fund of funds approach - low correlation with investment indices

Focused on strategies with better risk adjusted returns than fixed income or straight equity

Only one down quarter (3rd quarter of 1998 - negative 2.2%)

	S&P 500	CISDM Index	PXRE Portfolio
Average Annual Return	8.57%	7.99%	11.56%
Standard Deviation	22.22%	6.02%	6.94%

Capital Structure

Raised $27 million (including shoe) in common equity during 2003

Issued $62.5 million of trust-preferred securities during 2003

Weighted average after-tax cost of debt is 6.67%

Capital has grown 70% since year end 2000

Growth and Composition of Capital (in $ millions)

Summary

Strong core operating results

Solid financial platform

Exited lines results behind us

Steps taken in 2004 to reduce expenses

Successful follow-on offering completed in December 2003

Increased liquidity

High quality shareholders

2004 guidance of $4.45 to $4.85 represents ROE of 19% to 21%